UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2016

KRAIG BIOCRAFT LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Wyoming	83-0459707
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2723 South State St. Suite 150 Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

(734) 619-8066
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Copies to:
Hunter Taubman Fischer LLC
1450 Broadway, 26th Floor
New York, NY 10018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD
Item 7.01. Regulation FD Disclosure

Section 8 – Other Events
Item 8.01 – Other Events

On May 10, 2016, the Company was scheduled to issue a press release, attached as Exhibit 99.1 hereto, regarding the creation of four new lines of transgenic silkworms. The Company believes that these new transgenic silkworms have the potential to produce silk fibers with an unprecedented combination of physical properties with the potential to rival its existing Dragon SilkTM line. Over the next several months the Company will start testing each of these newly created transgenic silkworms to measure their performance and use for targeted application.

On May 9, 2016, the information included in the press release was updated to the Company’s website. To ensure compliance with Regulation FD, the Company is filing this Current Report on Form 8-K and attaching a copy of the press release. The Company also posted a copy of the press release on its corporate website: www.kraiglabs.com.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraig Biocraft Laboratories, Inc.

Date: May 10, 2016	By:	/S/ Kim Thompson
Kim Thompson, Chief Executive Officer